Exhibit 1.2
                                                         Draft
                                                         5/3/96

                           CITIZENS UTILITIES COMPANY

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                    New York, New York
                                                    [Date]


To the Representatives named in Schedule I of each of the several Underwriters named in Schedule II hereto


Dear Sirs:


                           Citizens Utilities Company, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated
herein, to issue and sell severally and not jointly to the Underwriters named in
Schedule II hereto (the "Underwriters") for whom you are acting as representatives (the "Representatives") (i) that number of shares of Common Stock Series A and Series B (par value $.25 per share) of the Company ("Common Stock") specified in Schedule I hereto and (ii) an option described in Section 2 hereof to purchase all or any part of the number of additional shares of Common Stock to cover overallotments as is specified in Schedule I hereto. The shares of Common Stock to be purchased initially by the Underwriters (the "Initial Shares"), together with all or any part of the shares of Common Stock subject to the option described in Section 2 hereof (the "Option Shares"), are collectively hereinafter called the "Shares".

         I. Representations and Warranties by the Company. The Company represents and warrants to each Underwriter that:

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form, including a prospectus, for the registration under the Act of the Shares, which registration statement has become effective. Such registration statement and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement. Any such amendment or supplement was filed with the Commission and any such amendment has become effective. Promptly upon execution of this Agreement, the Company will file with the Commission a prospectus supplement (the "Prospectus Supplement") relating to the Shares pursuant to Rule 424 under the Act. Copies of such registration statement and prospectus, any such amendment or supplement, the Prospectus Supplement and all documents incorporated by reference therein which were filed with the Commission on or prior to the date of this Agreement have been delivered to you. The registration statement and prospectus as amended or supplemented prior to the date of this Agreement, and as supplemented by the Prospectus Supplement are hereinafter called the "Registration Statement" and the "Prospectus", respectively. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of this Agreement, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to include the filing of any document under the Exchange Act deemed to be incorporated by reference therein after the date of this Agreement.

                  (b) (i) The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the Prospectus, at the date of this Agreement and at the Closing Date (as hereinafter defined), any amendments thereof and supplements thereto complied or will comply in all material respects with the Act and the Exchange Act and the respective rules thereunder and (ii) the Registration Statement did not contain and, as amended by any amendment thereto, will not contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and the Prospectus and any amendment thereof or supplement thereto does not contain and will not contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Prospectus.

                  (c) The documents incorporated by reference in the Prospectus conformed in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date of this Agreement will, when they are filed with the Commission, conform in all material respects to the requirements of the Act and the Exchange Act, and the rules and regulations of the Commission thereunder; and none of such documents include or will include any untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has not been any material adverse change in the business, properties or financial condition of the Company and its subsidiaries, considered as a whole, and there have not been any transactions entered into by the Company or any of its subsidiaries which is material to the Company and its subsidiaries, considered as a whole, other than transactions in the ordinary course of business and transactions contemplated by the Registration Statement or Prospectus.

                  (e) Neither the issuance or sale of the Initial Shares nor the Option Shares, nor the performance of the terms and provisions thereof and of this Agreement, will conflict with, result in a breach of or constitute a default under the terms of the Certificate of Incorporation or By-Laws of the Company or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound or any order or regulation applicable to the Company of any Court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

                  (f) The Shares conform to the description thereof contained in the Prospectus and are duly and validly authorized, and, when delivered to the Underwriters as provided herein against payment of the consideration set forth in the Pricing Agreement, will be validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof, and listed on the New York Stock Exchange.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to you and each other Underwriter, severally and not jointly, and you and each other Underwriter agree, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Initial Shares set forth opposite such Underwriter's name in
Schedule II hereto plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 9 hereof.

                  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to the number of additional shares of Common Stock set forth on Schedule I hereto at the price set forth on Schedule I hereto. The option hereby granted will expire 30 days after the date of this Underwriting Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the option Shares, the Option Shares shall be sold by the Company and shall be purchased by the Underwriters, severally and not jointly, in proportion to their respective Initial Share underwriting obligations as set forth in Schedule II.

                  3. Delivery, Payment and Offering. Delivery of and payment for the Initial Shares shall be made at the place, date and time specified in
Schedule I hereto (or such other place, date and time not later than ten full business days thereafter as the Representatives and the Company shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time being herein called the "Closing" or "Closing Date"). Delivery of the Initial Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by official bank check or checks payable in clearing house funds. The Initial Shares shall be in definitive form and shall be registered in such names and in such authorized denominations as the Representatives may request not less than three full business days in advance of the Closing Date. The Company agrees to have the Initial Shares available for inspection, checking and packaging by the Representatives in New York, New York, not later than 10:00 A.M., New York City Time, on the last business day prior to the Closing Date.

                  In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, delivery of and payment for the Option Shares shall be made on the Date of Delivery at the offices designated on Schedule I at 10:00 A.M. New York City Time (or such other time and place as the Representatives and the Company shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof and which date may also be the Closing Date. Delivery of the Option Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by or on behalf of the Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by official bank check or checks payable in clearing house funds. The Option Shares shall be in definitive form and shall be registered in such names and in such authorized denominations as the Representatives may request not less than three full business days in advance of the Date of Delivery.

                  The Company agrees to have the Option Shares available for inspection, checking and packaging by the Representatives in New York, New York, not later than 10:00 a.m., New York City time, on the last business day prior to the Date of Delivery.

                  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has agreed to purchase. ______________ ____________, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose check has not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

                  Subject to the terms and conditions of this Agreement, the Underwriters agree to make a bona fide public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

                  4. Agreements. The Company agrees with the several Underwriters that:

                  (a) With your consent, the Company will file the Prospectus Supplement pursuant to Rule 424 under the Act and will notify the Representatives promptly of such filing. During the period for which a prospectus relating to the Shares is required to be delivered under the Act, the Company will promptly advise the Representatives (i) when any amendment to the Registration Statement shall have become effective,
         (ii) when any subsequent supplement to the Prospectus has been filed or mailed for filing, (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceedings for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will not file any amendment to the Registration Statement or supplement to the Prospectus (other than any prospectus supplement relating to the offering of Shares registered under the Registration Statement or a prospectus or prospectus supplement relating to an offering of debt or additional equity securities which offering is permitted by Section 4(f) hereof, and other than any document required to be filed under the Exchange Act which upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus) unless the Company has furnished to the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which they reasonably object. The Company will furnish to the Representatives prior to the filing thereof a copy of any such prospectus supplement and any document which upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus.

                  (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.

                  (c) The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Shares for sale under the laws of those states specified in a writing heretofore delivered by you and countersigned by the Company and such other jurisdictions as the Representatives may designate in which there is a change of law or regulation after the date hereof affecting the status of the Shares as exempt Shares under such laws and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                  (d) The Company will furnish to the Representatives a signed copy of the registration statement as originally filed and of each amendment thereto, including copies of all documents incorporated by reference in the Prospectus, all powers of attorney, consents and exhibits filed therewith (other than exhibits incorporated by reference), and will deliver to the Representatives conformed copies of the Registration Statement, the Prospectus, including any documents incorporated by reference therein at or after the date thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, all amendments of and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request.

                  (e) For a period of five calendar years from the date of this Agreement, the Company will furnish (or cause to be furnished) to each of the Representatives, upon request, copies of (i) all reports to stockholders of the Company and (ii) all reports and financial statements filed with the Commission or with the New York Stock Exchange.

                  (f) During the period beginning from the date of this Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Initial Shares, as notified to the Company by the Representatives, and (ii) the _________ day after the Closing Date for the Initial Shares, the Company will not offer, sell, or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for any such shares of Common Stock (except for stock dividends paid in the normal course, stock splits or stock splits carried out in the form of stock dividends, shares sold under the Company's stock dividend sale plan, shares issued under employee or director stock option or other employee or director benefit or stock ownership plans and shares issued under stockholder ownership plans, shares issued as consideration in connection with acquisitions which have been disclosed to you and securities under prior contractual commitments, if any, which have been disclosed to you), without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

                  (g) The Company will make generally available to its security holders and to the Representatives, as soon as practicable, but not later than sixteen months after the "effective date" of the Registration Statement (as such term is defined in Rule 158(c) under the Act), a consolidated earning statement (which need not be audited) of the Company, covering a period of twelve-months beginning after such effective date which will satisfy the provisions of Section 11(a) of the Act.

         5. Expenses. The Company will pay or cause to be paid the following:

                  (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the furnishing of copies thereof and of any preliminary Prospectus to the Underwriters and dealers, all fees, if any, payable to the National Association of Securities Dealers, Inc. or New York Stock Exchange;

                  (ii) the cost of printing this Agreement and the Blue Sky Survey;

                  (iii) all expenses including fees and disbursements of counsel (up to a maximum of $________) in connection with the qualification of the Shares under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and the preparation of a Blue Sky Survey;

                  (iv)      the cost of preparing certificates for the Shares;
         and

                  (v) all other costs and expenses  incident to the  performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section 5. Except as provided in
         Section 5 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Initial Shares by them, and any advertising expenses connected with any offers they may make. The Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

                  6. (a) Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Initial Shares shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein (except insofar as such representations and warranties have already been qualified as to materiality therein) as of the date hereof and the Closing Date, to the accuracy of the statements of Company officers made in any certificates given pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (i)  No  stop  order  suspending  the   effectiveness  of  the
         Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission;

                  (ii) There shall be in full force and effect, on the date of this Agreement and on the Closing Date, an order or orders, if necessary, of the Federal Energy Regulatory Commission ("FERC") authorizing the issue and sale of the Initial Shares on the terms set forth or contemplated in this Agreement and no additional order of FERC shall be necessary for such issuance and sale;

                  (iii) At the Closing Date, the Company shall have received all authorizations from any state regulatory commission (other than pursuant to any state "Blue Sky" laws), necessary for the issuance and sale of the Initial Shares and related transactions on the terms set forth or contemplated in this Agreement and containing no provision unacceptable to the Representatives, which such authorizations shall be in full force and effect and no order or additional order of any such Commission shall be necessary for such issuance and sale which has not been obtained;

                  (iv) The Shares shall have been approved for listing on the New York Stock Exchange;

                  (v) At the Closing Date, the Representatives shall have been furnished with the following opinions, addressed to the Underwriters (with conformed copies thereof for each of the other Underwriters), in form and substance satisfactory to the Representatives, dated the Closing Date or a date not more than three days prior thereto:

                           (A) Opinion of Boulanger, Hicks & Churchill, P.C., New York, New York, counsel to the Company;

                           (B) Opinions of Brown & Bain, P.A., Phoenix, Arizona;
                  LeBouef, Lamb, Greene & MacRae, Denver, Colorado; Cades Schutte Fleming & Wright, Honolulu, Hawaii; Marshall Ordemann, counsel to the Louisiana Gas Division of the Company, Harvey, Louisiana; Miller, Eggleston and Rosenberg, Ltd., Burlington, Vermont; Stokes & Bartholomew, Nashville, Tennessee; and
                  Jackson & Kelly, Charleston, West Virginia (or other local counsel to the Company), counsel to the Company; and

                           (C) Opinion of Simpson Thacher & Bartlett,  New York,
                  New York, counsel to the Underwriters with respect to the validity of the Shares, the Registration Statement, the Prospectus, and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters;

                  (vi) On the Closing Date, the Representatives shall have been furnished a letter dated the Closing Date, in form and substance satisfactory to the Representatives, from KPMG Peat Marwick, the Company's independent public accountants, containing statements and information heretofore agreed upon with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus;

                  (vii) At the Closing Date, the Representatives shall have received a certificate, dated the Closing Date, signed by an officer of the Company, to the effect that, (A) since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change in the business, properties or financial condition of the Company and its subsidiaries, considered as a whole, and (B) since such dates, there has not been any transaction entered into by the Company or any of its subsidiaries other than transactions referred to in, or contemplated by, the Registration Statement and Prospectus and transactions which are not material to the Company and its subsidiaries considered as a whole; and

                  (viii) At the Closing Date, the Representatives shall have received a certificate, dated the Closing Date signed by an officer of the Company, to the effect that, since the respective dates as of which information is given in the Registration Statement and Prospectus, neither the Company nor any of its subsidiaries shall have sustained a loss by fire, flood, accident or other calamity which is substantial with respect to the property of the Company and its subsidiaries, considered as a whole. At the Closing the Representatives shall have been furnished with certificates satisfactory to the Representatives as to the accuracy of its representations and warranties herein at and as of the Closing and as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing, and the Company also shall have furnished to you a certificate satisfactory to you as to the matters set forth in subsections (i) and (ii) of this
         Section 6.

                  (b) Option Share Closing: In the event the Underwriters exercise their option granted in Section 2 hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and the Representatives shall have received:

                  (i) A certificate of the Chairman or the President or any Vice President and of the Treasurer or Assistant Treasurer of the Company, dated such Date of Delivery, confirming that the certificate delivered on the Closing Date pursuant to Section 6(a)(viii) hereof remains true as of such Date of Delivery.

                  (ii) A certificate of an officer of the Company dated such Date of Delivery confirming that the certificate delivered on the Closing Date pursuant to Section 6(a)(vii) hereof remains true as of such Date of Delivery.

                  (iii) The opinion of Boulanger, Hicks & Churchill, P.C., counsel for the Company, dated such Date of Delivery relating to the Option Shares and otherwise to the same effect as the opinion required by Section 6(a)(v)(A) hereof.

                  (iv) The opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by
         Section 6(a)(v)(C) hereof.

                  (v) A letter from KPMG Peat Marwick, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representatives pursuant to Section 6(a)(vi) hereof, except that the "specified date" in the letter furnished pursuant to this Section 6(b) shall be a date not more than six days prior to such Date of Delivery.

                  (vi) Prior to the Date of Delivery the Company shall have furnished to the Representatives such further information, certificates and documents confirming as of such date the Company's representations and warranties contained herein as they may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

                  7. Conditions of Company's Obligations. The obligations of the Company to sell and deliver the Shares are subject to the following conditions:

                  (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The conditions referred to in subsections (ii) and (iii) of Section 6(a) shall have been met and no order or authorization referred to therein shall contain any provision unacceptable to the Company.

                  If any of the conditions specified in this Section 7 shall not have been fulfilled, this Agreement and all obligations of the Company hereunder, except as stated in Section 11, may be canceled on or at any time prior to the Closing Date by the Company. Notice of such cancellation shall be given to the Representatives in writing or by telephone or telegraph confirmed in writing.

                  8.       Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Initial Shares as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company as herein stated by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof and provided further that such indemnity with respect to a prospectus included in the registration statement or any amendment thereto prior to the supplementing thereof with the Prospectus Supplement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person was not sent or given by or on behalf of such Underwriter a copy of the Prospectus as amended or supplemented (but without the documents incorporated by reference therein) at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

              (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only in relation to written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the Prospectus, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified  party under this
         Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party, or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of subsection (a), representing the indemnified parties under subsection (a) or (b), as the case may be, who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or
         (iii) is applicable, such liability shall be only in respect of the counsel referred to in such claims (i) or (iii). It is understood that all such fees and expenses shall be reimbursed as they are incurred.

                  (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subparagraphs (a) and (b) is due in accordance with its terms but is for any reason unavailable from the Company or the Underwriters or insufficient to hold the Underwriters, the Company or any party covered by the foregoing indemnification harmless in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (or actions in respect thereof) to which the Company and one or more of the Underwriters may be subject, as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the offering of the Shares, in each case as set forth in the table on the cover page of the Prospectus Supplement. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was guilty of such fraudulent misrepresentation. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by a party entitled to contribution as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. The Underwriters' obligations under this subsection (d) are several in proportion to their respective underwriting obligations and not joint. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public exceeds the amount of any damages of the kind described in Section 8(a) which such Underwriter has otherwise paid in respect of such losses, liabilities, claims and damages. For purposes of this subsection (d), each person, if any, who controls an Underwriter within the meaning of either the Act or the Exchange Act, and each officer, director and employee of an Underwriter shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, each officer, director and employee of the Company shall have the same rights to contribution as the Company, subject to the fourth sentence of this subsection (d).

                  9. Default by an Underwriter. If any one or more of the Underwriters shall fail to purchase and pay for all of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in respective proportions which the amount of Shares set forth opposite their names in Schedule II hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any of, the Shares, and if such nondefaulting Underwriters do not purchase all of the Shares, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter, as set forth in this Section, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Nothing herein contained shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  In the event of a default by an Underwriter as set forth in this section, either the Representatives or the Company shall have the right to postpone the Closing Date or the Date of Delivery for a period of not exceeding 7 days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

                  10. Representations and Indemnities to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or employees or any controlling person within the meaning of the Act, and will survive delivery of and payment for the Shares.

                  11. Termination. This Agreement shall be subject to termination by the Underwriters by notice given by the Representatives, to the Company prior to the Closing Date or Date of Delivery that the Representatives elect to terminate this Agreement on the grounds that trading in any of the Company's securities on the New York Stock Exchange shall have been suspended or limited or minimum price shall have been established on such Exchange, a banking moratorium shall have been declared either by Federal or New York State authorities, or there shall have occurred any new outbreak or material escalation of major hostilities or other calamity or crisis the effect of which on the financial markets in the United States is such as to make it, in the judgment of the Representatives, impracticable to sell the Shares or enforce contracts for the sale of the Shares.

                  If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 5, 8 and 10 hereof; but if for any other reason the Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters, through you for all out-of-pocket expenses approved in writing by you (up to a maximum of $_______), including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparation for the purchase, sale and delivery of the Shares, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 5, 8 and 10 hereof.

                  12. Representation of the Underwriters. The Representatives represent and warrant to the Company that they are authorized to act as the representatives of the Underwriters in connection with this financing and that the Representatives' execution and delivery of this Agreement and any action under this Agreement taken by such Representatives will be binding upon all Underwriters.

                  13. Notices. All communications hereunder shall be in writing and, if sent to the Representatives, shall be mailed, delivered or telegraphed and confirmed to them at their address set forth for that purpose in Schedule I hereto or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at High Ridge Park, P.O. Box 3801, Stamford, Connecticut 06905, attention of Robert J. DeSantis, Vice President and Treasurer.

                  14. Parties in Interest. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 9 and Section 10 hereof, the officers and directors and controlling persons referred to in Section 8 hereof, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right or by virtue of this Agreement. No purchase of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

                  15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                  16.   Counterparts.   This   Agreement   may  be  executed  in
counterparts, all of which, taken together, shall constitute a single agreement among the parties to such counterparts.

                  17. Interpretation When No Representatives. In the event no Underwriters are named in Schedule II hereto, the term "Underwriters" shall be deemed for all purposes of this Agreement to be the Underwriter or Underwriters named as such in Schedule I hereto, the number of the Shares to be purchased by any such Underwriter shall refer to that set opposite its name in Schedule I hereto and all references to the "Representatives" shall be deemed to refer to the Underwriter or Underwriters named in Schedule I.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                          Very truly yours,

                                          CITIZENS UTILITIES COMPANY




                                          By__________________________________
                                            Name: Robert J. DeSantis
                                            Title: Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

[Name(s) of Representative(s) of Underwriters]


By:
    Name:
    Title:



For themselves and as Representatives of the several Underwriters named in
Schedule II to the foregoing Agreement.

                           CITIZENS UTILITIES COMPANY

                                   SCHEDULE I

Underwriting Agreement dated _________ 199_

Registration Statement No. ________

Representatives and Address:



Security:

         Designation:   Common Stock Series A
                        Common Stock Series B


         Number of Initial Shares to be purchased by Underwriters:

                                                -----------------.

         Number of Option Shares to be purchased by Underwriters:

                                                -----------------.

         Initial Public Offering Price:  $______________.

         Purchase Price: $________ per share being an amount equal to the initial public offering price set forth above less $________ per share.

Closing Date, Time and Location:  ________, 199_
                                 at the offices of

                              SCHEDULE II

                                                          Number of Shares
Names of Underwriters                                     to be Purchased











         Total......................................______________________